Exhibit 10.30

Summary of 2014 Executive Officer Compensation

The following shows the annual salary for each of Mattersight’s current executive officers:

Kelly D. Conway, President and Chief Executive Officer:	$330,000
Christine R. Carsen, Vice President, General Counsel and Corporate Secretary:	$200,000
Christopher J. Danson, Executive Vice President of Delivery:	$290,000
Richard M. Dresden, Executive Vice President of Sales:	$250,000
David R. Gustafson, Executive Vice President of Products and Marketing:	$275,000
Mark Iserloth, Vice President and Chief Financial Officer:	$280,000

Each of these executive officers have target bonus percentages as set forth in their employment agreements with Mattersight. Additional information concerning the compensation of these executive officers is set forth in the Proxy Statement on Form 14A filed by Mattersight Corporation with the Securities and Exchange Commission.